Exhibit 99.1
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   N-VIRO INTERNATIONAL ANNOUNCES MEMORANDUM OF UNDERSTANDING WITH TOHO WATER
      AUTHORITY FOR DEVELOPMENT OF N-VIRO FUEL FACILITY IN CENTRAL FLORIDA

TOLEDO,  Ohio,  May  20,  2009 - N-Viro International Corp. (OTC Bulletin Board:
NVIC.OB), announced today its subsidiary, Florida N-Viro, L.P., has reached a memorandum of understanding (MOU) with the Toho Water Authority (TWA), located in Osceola County, Florida. The MOU is a platform for N-Viro to negotiate a definitive agreement with TWA for the permitting and construction of a biosolids processing facility within central Florida. The anticipated arrangement would provide biosolids treatment for TWA and surrounding municipalities. The proposed facility is anticipated to utilize N-Viro's patented N-Viro FuelTM process which converts biosolids into alternative renewable energy that qualifies within Florida's renewable energy portfolio.

The MOU calls for N-Viro and TWA to work jointly to identify a suitable location as well as to negotiate all business terms for a long-term agreement. N-Viro anticipates that an agreement can be reached to begin permitting and construction for a desired 2009 or 2010 completion.

It is expected that the proposed facility, once constructed, would receive and process biosolids utilizing N-Viro's patented technology to achieve Class AA standards as set forth by Florida Regulation 62-640. Class AA standard products also satisfy U.S. EPA 503 Regulations for the highest level of treatment.

Mr. Timothy Kasmoch, CEO and President of N-Viro International had these comments: "We are excited to have an opportunity with such potential within central Florida. It has always been our intention to grow our Florida operations and construct new facilities designed to produce our renewable biomass fuel. Coupled with our existing Volusia County facility, we expect to be well-positioned to serve the Florida biosolids market. We look forward to working with TWA on this exciting project and the opportunity to further our commitment toward the environment. The construction of this facility would provide TWA and other area communities, a long-term sustainable beneficial reuse of these waste materials."

Mr. Kasmoch concluded: "The Company and its management believe our processes are the best solution for our environment as all eyes are focused on sustainable conservation of natural resources."

About  N-Viro  International  (www.nviro.com)
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N-Viro  International  is  an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial alternative fuel products, including the renewable biofuel N-Viro FuelTM and N-Viro SoilTM. Its renewable biofuel technology, N-Viro FuelTM , has received alternative energy status from the U.S. Environmental Protection Agency, which qualifies the technology for renewable energy incentives. N-Viro International operates processing facilities independently as well as in partnership with municipalities.


Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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This  press  release  contains  forward looking statements. N-Viro cautions that statements containing words such as 'expects,' 'estimates,' 'anticipates,' 'believes' and 'may,' as well as similar words and expressions used herein, identify and refer events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, the entry into an MOU with the Toho Water Authority is subject to the satisfaction of certain conditions, including, but not limited to, acceptable engineering and cost analysis for the building and operation of a facility and the negotiation and execution of final binding agreements relating to the project. Further, the success and profitability of the project would depend on the actual revenues and expenses of the Company, which may differ from the Company's estimates. Factors that may cause expenses to differ from the Company's expectations include, fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro fuel. Additional information about these and other factors that may cause actual results to differ from those expressed in the forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.